EXHIBIT 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “First Amendment”) is made as of this 30th day of January, 2007 by and among:

LONGS DRUG STORES CALIFORNIA, INC., a California corporation, having its principal place of business at 141 North Civic Drive, Walnut Creek, California 94596; and

the LENDERS party hereto; and

BANK OF AMERICA, N.A., as Issuing Bank, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110; and

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent for the Lenders and the Other Secured Creditors, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110; and

WELLS FARGO RETAIL FINANCE, LLC and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Syndication Agents; and

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as Documentation Agent,

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent, the Lenders, the Co-Syndication Agents, and the Documentation Agents have entered into a Credit Agreement dated as of August 6, 2004 (as amended and in effect, the “Credit Agreement”); and

WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent, the Lenders, the Co-Syndication Agents, and the Documentation Agents have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, it is hereby agreed as follows:

1.	Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Amendments to Article I. The provisions of Article I of the Credit Agreement are hereby amended as follows:

(a)	By deleting the definition of “Applicable Margin” in its entirety and substituting the following in its stead:

“Applicable Margin” means the rates for Prime Rate Loans and LIBO Loans set forth, below:

Level	Average Credit Extensions	Prime Rate Loans	LIBO Loans	Letter of Credit Fee
1	Average Credit Extensions less than or equal to 60% of the lesser of (a) the Total Commitments, or (b) the Borrowing Base	0%	1.00%	0.50%
2	Average Credit Extensions greater than 60% but less than or equal to 80% of the lesser of (a) the Total Commitments, or (b) the Borrowing Base	0%	1.25%	0.625%
3	Average Credit Extensions greater than 80% of the lesser of (a) the Total Commitments, or (b) the Borrowing Base	0.25%	1.50%	0.75%

The Applicable Margin shall be adjusted quarterly as of the first day of each Fiscal Quarter, based upon the Average Credit Extensions for the immediately preceding Fiscal Quarter. Upon the occurrence of an Event of Default, at the option of the Administrative Agent or at the direction of the Required Lenders, interest shall be determined in the manner set forth in SECTION 2.11.

(b)	By deleting the definition of “Appraisal Percentage” in its entirety and substituting the following in its stead:

“Appraisal Percentage” means 85%.

(c)	By deleting the definition of “Borrowing Base” in its entirety and substituting the following in its stead:

“Borrowing Base” means, at any time of calculation, an amount equal to

(a) the Credit Card Advance Rate multiplied by the face amount of Eligible Credit Card Receivables; plus

(b) the Appraisal Percentage multiplied by the Appraised Value of Eligible Inventory, net of Inventory Reserves; plus

(c) the Receivables Advance Rate multiplied by the face amount of Eligible Third Party Receivables; plus

(d) the lesser of (i) eighty-five percent (85%) of the Appraised Value of Prescription Lists or (ii) the difference between (A) the sum of the amounts available under clauses (a), (b), (c) and (e) (other than Availability Reserves described in Section 2.03(a)(i) hereof) divided by 0.70, and (B) the sum of the amounts available under clauses (a), (b), (c) and (e) (other than Availability Reserves described in Section 2.03(a)(i) hereof); minus

(e) the then amount of all Availability Reserves.

(d)	By deleting the definition of “Capital Lease Obligations” in its entirety and substituting the following in its stead:

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that, notwithstanding the foregoing, the obligations of the Borrower under any lease of real property that would otherwise be treated as an operating lease, but for the requirement under GAAP that such lease be classified and accounted for as a capital lease, shall be treated as an operating lease for purposes of this Agreement.

(e)	By deleting the definition of “Maturity Date” in its entirety and substituting the following in its stead:

“Maturity Date” means January 30, 2012.

(f)	By deleting the definition of “Note Purchase Agreement” in its entirety and substituting the following in its stead:

“Note Purchase Agreement” means (a) that certain Note Purchase Agreement dated as of February 1, 1999 (as amended, modified, supplemented or restated and in effect from time to time, the “1999 Note Purchase Agreement”) between the Borrower and the Purchasers, and (b) any other note purchase agreement or indenture entered into by the Borrower, provided that (i) such note purchase agreement or indenture shall be unsecured or shall be secured equally and ratably with the Obligations hereby secured and subject to the terms of the Collateral Agency Agreement, and (ii) the terms of such note purchase agreement or indenture, including, without limitation, the covenants, defaults, rights and remedies, shall be prevailing market terms and shall not adversely affect the rights of the Lenders hereunder.

(g)	By deleting the definition of “Purchaser Notes” in its entirety and substituting the following in its stead:

“Purchaser Notes” means, collectively, (a) Longs’ 5.85% Senior Notes, Series 1999-A, Tranche 1, Due February 15, 2006, in the aggregate amount of $15,000,000, (b) Longs’ 6.19% Senior Notes, Series 1999-A, Tranche 2, Due February 15, 2014, in the aggregate amount of $30,000,000, (c) Longs’ 7.71% Senior Notes, Series 1999-B Tranche 1, Due November 12, 2004 in the aggregate amount of $33,000,000, (d) Longs’ 7.85% Senior Notes, Series 1999-B, Tranche 2, Due November 12, 2006 in the aggregate amount of $37,000,000, (e) Longs’ 6.46% Senior Notes, Series 2001-A, Tranche 1, Due August 15, 2008 in the aggregate amount of $20,000,000, (f) Longs’ 6.71% Senior Notes, Series 2001-A, Tranche 2, Due August 15, 2008 in the aggregate amount of $30,000,000, and (g) any other senior notes issued pursuant to the Note Purchase Agreement.

(h)	By deleting the definition of “Total Commitments” in its entirety and substituting the following in its stead:

“Total Commitment” means, at any time, the sum of the Commitments at such time.

3.	Amendments to Article II. The provisions of Article II of the Credit Agreement are hereby amended as follows:

(a)	Section 2.01(a)(i) is hereby amended by deleting the number “$280,000,000” and substituting the number “$325,000,000” in its stead.

(b)	The second sentence of Section 2.01(a)(ii) is hereby amended by deleting the number “$75,000,000” and substituting the number “$150,000,000” in its stead.

(c)	The first sentence of Section 2.02(a) is hereby amended by deleting the number “$345,000,000” and substituting the number “$400,000,000” in its stead.

(d)	The last sentence of Section 2.06(b) is hereby amended by deleting the number “$280,000,000” and substituting the number $325,000,000” in its stead.

(e)	Section 2.07(a) is hereby amended by deleting the number “$75,000,000” and substituting the number “$150,000,000” in its stead.

(f)	The provisions of Section 2.14(a) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

(a) The Borrower shall pay the Administrative Agent, for the account of the Lenders based upon their respective Commitment Percentages, on the first day of each calendar quarter, in arrears, a fee (each, a “Letter of Credit Fee”) equal to the following per annum percentages of the face amount of each Letter of Credit outstanding during the subject quarter:

(i) Standby Letters of Credit: At a per annum rate equal to the then Applicable Margin for LIBO Loans.

(ii) Commercial Letters of Credit: At a per annum rate equal to the Applicable Margin for Letter of Credit Fees multiplied by the face amount of each Letter of Credit outstanding during the subject quarter.

(iii) After the occurrence and during the continuance of an Event of Default, at the option of the Administrative Agent or upon the direction of the Required Lenders, the Letter of Credit Fee shall be increased by an amount equal to two percent (2%) per annum.

4.	Amendments to Article VI. The provisions of Article VI of the Credit Agreement are hereby amended as follows:

(a)	Section 6.01(a)(vi) is hereby amended by deleting the number “$15,000,000” and substituting the number “$50,000,000” in its stead.

(b)	The provisions of Section 6.01(a)(viii) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

(viii) Indebtedness arising under the Note Purchase Agreement and related documents in an aggregate principal amount not to exceed $250,000,000 at any time outstanding, and any Indebtedness which refinances same, provided, however, that after giving effect to the refinancing (i) the principal amount of the outstanding Indebtedness does not exceed $250,000,000 in the aggregate at any time outstanding, (ii) neither the tenor nor the average life is reduced, (iii) the respective obligor or obligors shall be the same on the refinancing Indebtedness as on the Indebtedness being refinanced, (iv) the refinancing Indebtedness shall be unsecured or shall be secured equally and ratably with the Obligations hereby secured and the holders of such refinancing Indebtedness shall have entered into an intercreditor agreement on terms acceptable to the Collateral Agent, in its sole discretion (it being agreed that the terms in the Collateral Agency Agreement shall be acceptable to the Collateral Agent), and (v) the holders of such refinancing Indebtedness are not afforded covenants, defaults, rights or remedies materially more burdensome to the obligor or obligors than those contained in the Indebtedness being refinanced;

(c)	The provisions of Section 6.02(a) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

(a) Liens created under the Loan Documents, including, without limitation, Liens to secure Indebtedness arising under the Note Purchase Agreement and the Purchaser Notes;

(d)	The provisions of Section 6.04(h) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

(h) Loans or advances to employees for the purpose of travel or entertainment in the ordinary course of business in an amount not to exceed $500,000 in the aggregate at any time outstanding, and loans or advances to employees for the purpose of relocation in the ordinary course of business in an amount not to exceed $5,000,000 in the aggregate at any time outstanding;

(e)	The provisions of Section 6.04(i) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

(i) Loans or advances to RX America, LLC in the ordinary course of business consistent with past practices, provided that prior to any Loan Party making such loans or advances, the Borrower shall have had Excess Availability for each of the sixty (60) days prior to the date of such loan or advance, and shall have projected Excess Availability for each of the ninety (90) days after giving effect to such loan or advance, of at least ten percent (10%) of the then Total Commitment;

(f)	The provisions of Section 6.04(j) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

(j) Other Investments not to exceed $50,000,000 in the aggregate at any time outstanding, provided that with respect to all Investments which result in the aggregate permitted under this clause (j) to exceed $10,000,000, prior to making any such Investment, the Borrower shall have had Excess Availability for each of the sixty (60) days prior to the date of such Investment, and shall have projected Excess Availability for each of the ninety (90) days after giving effect to such Investment, of at least twenty-five percent (25%) of the then Total Commitments.

(g)	The provisions of Section 6.11 of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

SECTION 6.11. Minimum Excess Availability. The Loan Parties shall maintain, at all times, Excess Availability of not less than an amount equal to ten percent (10%) of the Total Commitments.

5.	Amendment to Article IX. Clause (i) of Section 9.02(b) of the Credit Agreement is hereby amended by deleting the number “$345,000,000” and substituting the number “$400,000,000” in its stead.

6.	Ratification of Loan Documents. Except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Borrower hereby ratifies, confirms, and reaffirms that all representations and warranties of the Borrower and each other Loan Party contained in the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

7.	Conditions to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

(a)	The Administrative Agent shall have received counterparts of this First Amendment duly executed and delivered by each of the parties hereto.

(b)	The Administrative Agent shall have received counterparts of the amendment to the Fee Letter dated as of even date herewith duly executed by each of the parties thereto.

(c)	All corporate and shareholder action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this First Amendment shall have been duly and effectively taken and evidence thereof satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(d)	The Administrative Agent shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of the Borrower and its Subsidiaries, taken as a whole, and that there has been no material adverse change in the assets, business, financial condition, income or prospects of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial information delivered to the Administrative Agent.

(e)

The Borrower shall have paid to the Administrative Agent, for the pro rata account of the Lenders, an amendment fee (the “Amendment Fee”) in an amount equal to 0.05% of each Lender’s Commitment. The Amendment Fee shall be fully earned and paid by the Borrower to the Administrative Agent in full on the effective date of this First Amendment. The Amendment Fee shall not be subject to refund or rebate under any circumstances.

(f)	The Borrower shall have paid to the Administrative Agent all other fees required pursuant to the terms and conditions of the amendment to the Fee Letter due and payable on the effective date of this First Amendment.

(g)	After giving effect to this First Amendment, no Default or Event of Default shall have occurred and be continuing.

(h)	After giving effect to this First Amendment, the representations and warranties in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(i)	The Borrower shall have executed such additional instruments, documents and agreements as the Administrative Agent may reasonably request.

8.	Miscellaneous.

(a)	This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this First Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this First Amendment.

(b)	This First Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)	Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment.

(d)	The Borrower shall pay all reasonable costs and expenses of the Agents, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this First Amendment.

(e)	The Borrower warrants and represents that the Borrower has consulted with independent legal counsel of its selection in connection with this First Amendment and is not relying on any representations or warranties of the Agents or the Lenders or their counsel in entering into this First Amendment.

IN WITNESS WHEREOF, the parties have hereunto caused this First Amendment to be executed and their seals to be hereto affixed as of the date first above written.

LONGS DRUG STORES CALIFORNIA, INC., as Borrower

By:	/s/ Roger Chelemedos
Name:	Roger Chelemedos
Title:	Senior Vice President Finance,
Controller and Treasurer

By:	/s/ William J. Rainey
Name:	William J. Rainey
Title:	Senior Vice President, General
Counsel and Secretary

BANK OF AMERICA, N.A., As Administrative Agent, as Collateral Agent, as Issuing Bank, as Swingline Lender and as Lender

By:	/s/ Mark D. Twomey
Name:	Mark D. Twomey
Title:	Vice President

WELLS FARGO RETAIL FINANCE, LLC, as Co-Syndication Agent and Lender

By:	/s/ Emily Abrahamson
Name:	Emily Abrahamson
Title:	Associate Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Syndication Agent and Lender

By:	/s/ Amanda J. van Heyst
Name:	Amanda J. van Heyst
Title:	Duly Authorized Signatory

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WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as Documentation Agent and Lender

By:	/s/ D. B. Laughton
Name:	D. B. Laughton
Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ Conan Schleicher
Name:	Conan Schleicher
Title:	Vice President

UNION BANK OF CALIFORNIA, N.A., as Lender

By:	/s/ Michele Mojabi
Name:	Michele Mojabi
Title:	Vice President

BANK OF HAWAII, as Lender

By:	/s/ Steven R. Nakahara
Name:	Steven R. Nakahara
Title:	Vice President

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